Exhibit 99.1
Energy West, Incorporated Announces Filing of Form 10-K,
Financial Results for Fiscal Years 2005
     Great Falls, Mont., September 27, 2005/ PRNewswire — First Call/—ENERGY WEST, INCORPORATED (NASDAQ: EWST — News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, announced that it filed today with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
     The Company’s Form 10-K for fiscal year 2005 reported net income of $1,381,469 ($.53 per share) compared to fiscal year 2004 for which the Company reported a net loss of approximately $556,000 (negative $.21 per share). The improvement in the Company’s net income from fiscal year 2004 to fiscal year 2005 was primarily due to improvement in margin as a result of rate increases combined with reductions in expenses associated with non-recurring events such as a proxy contest, the shareholder rights plan and amortization of interest expense. In addition to these nonrecurring events were additional expense reductions in payroll and related expenses which the Company anticipates will be recurring savings to the Company.
     David Cerotzke, the Company’s President and CEO, stated “We are very pleased to report positive earnings. We believe the value of our core operations in utility and related energy services continues to reemerge. We believe the earnings reported for Fiscal Year 2005 represent a significant step forward in establishing a record of sustainable earnings growth and our ability to restore a reliable record of dividend payments to our investors.
Financial statements for the fiscal year ended June 30, 2005 are set forth below, as well as in the Company’s Form 10-K, which was filed with the Securities Exchange Commission prior to this press release.

Safe Harbor Forward Looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar expressions. Specific forward-looking statements contained in this press release include the Company’s belief that the value of its core utility operations is beginning to reemerge and its belief that significant opportunity exists on the non-regulated portion of its business in opportunities it believes present fairly low and manageable risks. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.
For additional information or clarification, please contact: John Allen
Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.
     Financial Tables Follow:

ENERGY WEST INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2005, 2004, AND 2003

	2005	2004	2003
REVENUES:
Natural gas operations	$44,791,564	$39,062,689	$31,627,242
Propane operations	8,819,980	7,736,379	12,786,918
Gas and electric—wholesale	22,673,382	26,090,845	33,035,024
Pipeline operations	424,038	401,269	448,681

Total revenues	76,708,964	73,291,182	77,897,865

EXPENSES:
Gas purchased	37,572,841	31,883,566	30,803,655
Gas and electric—wholesale	20,759,637	26,027,876	31,506,102
Cost of goods sold			210,661
Distribution, general, and administrative	9,446,567	10,169,560	11,669,029
Maintenance	596,312	480,086	496,717
Depreciation and amortization	2,313,238	2,332,073	2,392,368
Taxes other than income	1,653,936	1,209,916	888,281

Total expenses	72,342,531	72,103,077	77,966,813

OPERATING INCOME	4,366,433	1,188,105	(68,948)
NON-OPERATING INCOME	445,207	385,277	302,110
INTEREST EXPENSE	(2,677,298)	(2,498,623)	(1,633,042)

INCOME (LOSS) BEFORE INCOME TAXES	2,134,342	(925,241)	(1,399,880)
INCOME TAX BENEFIT (EXPENSE)	(752,873)	368,921	542,880

NET INCOME (LOSS)	$1,381,469	($556,320)	($857,000)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.53	($0.21)	($0.33)

Diluted	$0.53	($0.21)	($0.33)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,630,679	2,596,454	2,586,487

Diluted	2,630,679	2,596,454	2,586,487

ENERGY WEST INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS, JUNE 30, 2005 AND 2004

ASSETS	2005	2004

Current Assets:
Cash	$93,606	$1,322,702
Accounts receivable less $294,464 and $300,814, respectively, allowance for bad debt	5,791,888	4,995,819
Unbilled gas	1,092,320	1,733,201
Derivative assets	119,069	199,248
Natural gas and propane inventories	3,711,033	5,183,046
Materials and supplies	440,959	350,764
Prepayment and other	386,306	370,379
Deferred income taxes	—	526,899
Income tax receivable	1,924,648	1,268,243
Recoverable cost of gas purchases	1,863,475	788,407

Total current assets	15,423,304	16,738,708

Property, Plant and Equipment, Net	38,942,123	38,605,644

Note Receivable	174,561	407,538

Deferred Charges	4,725,924	5,488,415
Other Assets	167,481	204,772

TOTAL ASSETS	$59,433,393	$61,445,077

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Current portion of long-term debt	$1,013,089	$972,706
Line of credit	3,900,000	6,729,304
Accounts payable	2,651,047	3,611,080
Derivative liabilities	114,237	1,684,676

Deferred income taxes	96,214	—
Accrued and other current liabilities	3,750,177	3,726,982

Total current liabilities	11,524,764	16,724,748

Other Obligations:
Deferred income taxes	6,267,858	4,529,381
Deferred investment tax credits	313,282	334,344
Other long-term liabilities	5,463,667	4,758,893

Total	12,044,807	9,622,618

Long-Term Debt	18,677,197	21,697,286

Stockholders’ Equity:
Preferred stock; $.15 par value, 1,500,000 shares authorized, no shares outstanding
Common stock; $.15 par value, 5,000,000 shares authorized, 2,912,564 and 2,598,506 shares outstanding at June 30, 2005 and 2004, respectively	436,892	389,783
Capital in excess of par value	7,435,309	5,077,687
Retained earnings	9,314,424	7,932,955

Total stockholder’s equity	17,186,625	13,400,425

TOTAL CAPITALIZATION	35,863,822	35,097,711

TOTAL LIABILITIES AND CAPITALIZATION	$59,433,393	$61,445,077